Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
FNB Financial Services, LP
(Exact name of Registrant as specified in its certificate of limited partnership)
F.N.B. Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt(1)	Subordinated Notes	Rule 457(o)			$500,000,000.00	0.0001476	$73,800.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
	Total Offering Amounts					$500,000,000		$73,800.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$23,183.00
	Net Fee Due							$50,617.00
Offering Note

(1)	This Registration Statement is also registering, pursuant to the Note to General Instruction I.C. of Form S-3, the full and unconditional guarantee of the Subordinated Notes by FNB.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	FNB Financial Services, LP(1)(2) FNB Corp/PA/	S-3ASR	333-259204	8/31/2021		$818	Debt	Subordinated Term Notes of F.N.B. Corporation	N/A	7,500,000

Fee Offset Claims	FNB Financial Services, LP(1)(3) FNB Corp/PA/	S-3ASR	333-259204	8/31/2021		$22,365	Debt	Nonnegotiable Subordinated Notes, Series 2021 of FNB Financial Services, LP	N/A	$197,500,000

Fee Offset Sources	FNB Financial Services, LP FNB Corp/PA/	S-3ASR	333-259204		8/31/2021						$32,751.82

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(p) and (o) under the Securities Act. Under Rule 457(p), $23,183 of the $32,751.82 filing fee previously paid for the Form S-3, File Nos. 333-259204 and 333-259204-01 (the “Existing Form S-3ASR”) is offset against the currently due total $73,800 filing fee associated with this Registration Statement. The offering of any unsold securities under the Existing Form
S-3ASR
will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)
Represents (a) $7,500,000 of Term Notes of F.N.B. Corporation (“FNB”), which were previously registered on the Existing Form S-3ASR, and which are expected to continue to be offered to existing holders of FNB Term Notes upon renewal of their existing FNB Term Notes pursuant to this Registration Statement; and (b) $818 of the $32,751.82 filing fee previously paid with respect to such prior registration statement which is carrying over to this Registration Statement and which is not required to be paid herewith.

(3)
Represents (a) $197,500,000 of Nonnegotiable Subordinated Notes of FNB Financial Services, LP, which were previously registered on the Existing
Form S-3ASR
and which convert to Series 2024 Notes to be offered pursuant to this Registration Statement; and (b) $22,365 of the $32,751.82 filing fee previously paid with respect to such prior registration statement which is carrying over to this Registration Statement and which is not required to be paid herewith.